                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption 'Experts' in the Third Amendment to the Registration Statement on Form S-11 and the related Preliminary Official Statement and Prospectus for the Offering of the Undivided Interests in the Loan Agreement between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority and El Conquistador Partnership L.P., S.E. and to the use of our report dated April 12, 1999 with respect to the Balance Sheet of Conquistador Holding, Inc. which is included in the Third Amendment to the Registration Statement on Form S-11 and the related Preliminary Official Statement and Prospectus of El Conquistador Partnership L.P., S.E. to be filed with the Securities and Exchange Commission on or about May 12, 1999.



                                          /S/ ERNST & YOUNG LLP



Dallas, Texas
May 6, 1999